Table of Contents

FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION NO. 333-220441

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 28, 2017)

Up to $25,000,000
Shares of Common Stock

We have entered into an engagement agreement with Aeon Capital, Inc. (“Aeon”) relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the engagement agreement, we may offer and sell up to a maximum aggregate amount of $25 million of our common stock, $0.0001 par value per share, from time to time through Aeon, acting as financial advisor and exclusive placement agent.

Our common stock is quoted on the OTCQB under the symbol “PMCB.” The last reported sale price of our common stock on February 16, 2018 was $0.071 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by means of ordinary brokers’ transactions at market prices or transactions structured as a public offering of a distinct block or blocks of shares or as otherwise agreed by Aeon and us. Aeon will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Aeon will be entitled to compensation at a commission rate of up to 3% of the gross sales price per share sold in an “at the market” offering and up to 7% of the gross sales price per share sold in offerings of distinct blocks of shares; provided, however, that the commission in connection with any offerings of distinct blocks of shares shall be reduced by 3% if we introduce the investor to Aeon. In offerings of distinct blocks of shares we will issue to Aeon, or its designee, warrants to purchase shares of our common stock in an amount equal to 5% of the amount of shares sold, which will expire five years after the date of issuance, at an exercise price equal to the price per share at which shares of our common stock are sold in such block trade. The net proceeds to us from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. We are limited to the sale of not more than $25 million of shares of our common stock pursuant to the engagement agreement. Based on the trading price of our common stock and because there is no minimum offering amount provided for under the engagement agreement, we may not be able to sell all $25 million of shares. The actual proceeds to us from each sale of stock will vary.

In connection with the sale of our common stock, Aeon may be deemed to be an “underwriter” within the meaning of the Securities Act. The compensation of Aeon may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Aeon with respect to certain liabilities, including liabilities under the Securities Act.

Investing in these securities involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 7 of the accompanying base prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Aeon Capital, Inc.

The date of this prospectus supplement is February 22, 2018.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and Aeon has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Aeon is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering, and adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus dated September 28, 2017, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement. They should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “the Registrant,” “we,” “us,” “our,” “Company,” and “PharmaCyte” refer to PharmaCyte Biotech, Inc. and its subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary does not contain all the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying base prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus.

Our Company

Overview

We are a clinical stage biotechnology company focused on developing and preparing to commercialize cellular therapies for cancer and diabetes based upon a proprietary cellulose-based live cell encapsulation technology known as “Cell-in-a-Box®.” The Cell-in-a-Box® technology is intended to be used as a platform upon which therapies for several types of cancer, including locally advanced, non-metastatic inoperable pancreatic cancer, and diabetes will be developed.

We are developing therapies for pancreatic and other solid cancerous tumors by using the encapsulation of live cells which are surgically implanted at appropriate sites in the body to enable the delivery of a cancer-killing chemotherapy drug at the source of the cancer. We are working on our Investigational New Drug Application (“IND”) to submit to the United States Food and Drug Administration (“FDA”) so that we can commence a clinical trial involving locally advanced, inoperable non-metastatic pancreatic cancer and expect to submit this IND this year. Based on advice from our consulting oncologists, our Chief Medical Officer and our Advisory Board regarding our planned trial design, we have determined that the data contained in previous clinical trial reports are not enough to fully support a Phase 3 pivotal trial and therefore we are designing a Phase 2b clinical trial that, if successful, we believe will provide the information necessary for a successful Phase 3 pivotal trial.

We are also developing a therapy for Type 1 diabetes and insulin-dependent Type 2 diabetes based upon the encapsulation of a human cell line genetically engineered to produce, store and secrete insulin at levels in proportion to the levels of blood sugar in the human body using our Cell-in-a-Box® technology. In addition, we are examining ways to exploit the benefits of the Cell-in-a-Box® technology to develop therapies for cancer based upon the constituents of the Cannabis plant, known as “cannabinoids.”

Cancer Therapy

Targeted Chemotherapy

Our live-cell encapsulation technology consists of encapsulating different types of genetically modified living cells, depending on the disease being treated. For our leading product candidate, a therapy for pancreatic cancer, about 10,000 genetically modified live cells that produce an enzyme, which converts the chemotherapy prodrug ifosfamide into its cancer-killing form, are encapsulated in porous, pinhead-sized capsules using the Cell-in-a-Box® technology. In each patient to be treated, about 300 of these capsules will be surgically implanted in the blood supply as close to the pancreas tumor as possible. Once that is completed, the chemotherapy prodrug ifosfamide is given to the patient intravenously at one-third the normal dose. The prodrug is normally activated in the patient’s liver. By activating the prodrug near the tumor using the Cell-in-a-Box® capsules, our cellular therapy acts as a type of “artificial liver.” Using this “targeted chemotherapy” we are seeking to create an environment that enables optimal concentrations of the “cancer-killing” form of ifosfamide at the site of the tumor. Because the cancer-killing form of ifosfamide has a short half-life, we believe that by using this treatment approach it results in little to no collateral damage to other organs in the body. We believe this treatment significantly reduces tumor size with no treatment-related side effects.

Pancreatic Cancer Therapy

A critical unmet medical need exists for patients with pancreatic cancer whose tumors are locally advanced, non-metastatic and inoperable but no longer respond to Abraxane® plus gemcitabine, the current standard of care for advanced pancreatic cancer. These patients have no effective treatment alternative once their tumors no longer respond to this combination therapy. Commonly used treatments for these types of patients include 5-fluorouracil (“5-FU”) or capecitabine (a prodrug of 5-FU) with or without radiation. However, such treatments are only marginally effective in treating the tumor and result in serious side effects. We are developing a therapy that we believe can serve as a “consolidation therapy” with Abraxane® plus gemcitabine that addresses the critical unmet medical need.

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Subject to FDA approval, we plan to commence a Phase 2b clinical trial involving locally advanced, inoperable non-metastatic pancreatic cancer. We had a Pre-Investigational New Drug Application (“Pre-IND”) meeting with the Center for Biologics Evaluation and Research of the FDA on January 17, 2017. At the Pre-IND meeting, the FDA informed us they agreed with certain aspects of our development plan, charged us with completing numerous tasks and provided us with the guidance we need to complete what we expect will be a successful IND process, although no assurance can be given whether the FDA will approve our IND once it is submitted. The proposed clinical trial is designed to show that our Cell-in-a-Box® plus low-dose ifosfamide therapy can serve as an effective and safe consolidation chemotherapy for patients whose tumors no longer respond after four to six months of therapy with Abraxane® plus gemcitabine. The trial will take place in the United States with possible study sites in Europe.

Malignant Ascites Fluid Therapy

We are also developing a therapy to delay the production and accumulation of malignant ascites fluid that results from many types of abdominal tumors. Malignant ascites fluid is secreted by these tumors into the abdomen after the tumors reach certain stages of growth. This fluid contains cancer cells that can seed and form new tumors throughout the abdomen. This fluid accumulates in the abdominal cavity, causing swelling of the abdomen, severe breathing difficulties and extreme pain.

Malignant ascites fluid must be surgically removed on a periodic basis. This is painful and costly. There is no therapy that prevents or delays the production and accumulation of malignant ascites fluid. We have been involved in a series of preclinical studies conducted by Translational Drug Development to determine if the combination of Cell-in-a-Box® encapsulated cells plus ifosfamide can delay the production and accumulation of malignant ascites fluid. If the preclinical studies are successful and we receive approval to do so from the FDA, we plan to conduct a clinical trial in the United States. Also, we plan to have additional study sites in Europe if we receive approval to do so from the European Medicines Agency.

Diabetes Therapy

Diabetes

Diabetes is caused by insufficient availability of, or resistance to, insulin. Insulin is produced by the islet cells of the pancreas. Its function is to assist in the transport of sugar (glucose) in the blood to the inside of most types of cells in the body where it is used as a source of energy for those cells. In Type 1 diabetes the islet cells of the pancreas have been destroyed - usually by an autoimmune reaction. Type 1 diabetics require daily insulin administration through injection or by using an insulin pump. In Type 2 diabetes, the body does not use insulin properly. This means the body has become resistant to insulin. Type 2 diabetes can generally be controlled by diet and exercise in its early stages. As time goes by, it may be necessary to use antidiabetic drugs to control the disease. However, over time these too may lose their effectiveness. Thus, even Type 2 diabetics may become insulin-dependent.

Diabetes Epidemic

Diabetes is one of the largest health problems in the world. In its 2016 Global Report on Diabetes, the World Health Organization estimated that, by the end of 2014, 422 million people worldwide had the disease – 314 million more than in 1980. Approximately 8.5% of adults worldwide have diabetes. Approximately $825 billion is spent annually in the treatment of diabetes and related healthcare. Nearly 30 million people in the United States have diabetes. Diabetes and prediabetes cost the United States more than $32 billion per year. The worldwide market for diabetes treatment drugs alone is over $70 billion.

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Efforts to Cure Diabetes

In an effort to “cure” Type 1 diabetes, replacement of damaged pancreatic beta islet cells has been attempted. This involves transplantation of the entire pancreas or of its beta islet insulin-producing cells. In 2000, islet cells from human cadavers were transplanted into insulin-dependent diabetics in a clinical trial. In this clinical trial involving seven patients in Edmonton, Canada, each patient remained insulin-independent for one year. But because of the high doses of immune-suppressive drugs that must accompany such transplantations (to avoid rejection of the transplanted islet cells), these patients were placed at a high risk of infection by bacteria, viruses, fungi and growth of cancerous tumors. The administration of these immunosuppressive drugs was necessary throughout the remaining lifespan of the patients in the trial. These drugs are not only expensive but are associated with serious side effects that have required patients to cease treatment with them. Worldwide, less than 1,000 people with Type 1 diabetes are known to have been transplanted with pancreas islet cells from another human.

To avoid the use of islet cells from human donors, encapsulated islet cells from pigs have been used. This type of interspecies transplantation is known as xenotransplantation. Drug regulatory authorities have been reluctant to approve the use of such interspecies transplantations. In addition, other challenges with this approach include the potential for the body’s immune system to attack the transplanted cells. To protect the non-human cells from attack by the immune system of the human being, they have been encapsulated using forms of encapsulation technology that are different than the technology we use. In those studies, the transplanted islet cells from pigs were surrounded by a porous capsule, typically made of alginate - a derivative of seaweed.

Efforts to translate this concept into a viable treatment for Type 1 diabetes have been plagued by poor survival of the transplanted islet cells. The integrity of capsules composed of alginate has been shown to degrade over time. This degradation allows for immune system cells to attach to the transplanted pig islet cells and necessitates additional transplantations. Also, as the alginate “capsules” degrade, they themselves can elicit an immune response.

Different tubular and planar “chamber-type” immune-protective devices that contain islet cells are under development. Such devices are placed in the body where they can be retrieved and replaced if necessary. Tubular chambers have shown good biocompatibility, but they are subject to rupture, exposing the islets to immune system attack. They also require large numbers of islet cells. Planar chambers are more stable, but they can cause extensive foreign body reactions in the host resulting in fibrotic overgrowth of the chambers and thus transplant failure.

Among the most extensively researched immune-protective strategy is that which employs micro-capsules. They are relatively simple to manufacture, can be implanted into the body without major surgery and, depending on the nature of the encapsulation material, micro-encapsulated cells can be cryopreserved. Micro-encapsulated islet cells first appeared in 1994 when a diabetic patient, already receiving immunosuppressive drugs, was transplanted with these cells encapsulated in alginate and remained insulin-independent for 9 months. However, 22 years and numerous clinical trials later, there are still no publicly reported cases of long-term insulin-independence in non-immune-suppressed diabetic patients receiving encapsulated pancreatic islet transplants.

Bio-Artificial Pancreas for Diabetes

We plan to develop a therapy for Type 1 diabetes and insulin-dependent Type 2 diabetes. Our therapy involves encapsulation of human cells that have been genetically engineered to produce, store insulin and release insulin on demand at levels in proportion to the levels of blood sugar (glucose) in the human body. We also plan to explore the encapsulation of beta islet cells as an alternative to using genetically modified human cells. The encapsulation will be done using the Cell-in-a-Box® technology.

Insulin-producing cells (HIT-T15) have already been encapsulated using the sodium cellulose sulfate-based technology found in Cell-in-a-Box®. Encapsulation did not affect cell viability or insulin production. In cell culture, the encapsulated cells were able to detect the glucose concentration in a nutrient solution and react in a proper way by producing insulin. In the opinion of the authors of the study, encapsulation of insulin-producing cells with sodium cellulose sulfate, which is more biocompatible and less immunogenic than other encapsulation materials, seemed to be a promising method for the immunoisolation of porcine beta islet cells for xenotransplantation to replace the endocrine pancreas. Schaffellner S., et al. Transplantation Proc., Vol. 37, 248-252 (2005).

We believe that encapsulating genetically engineered human cells and/or beta islet cells using the Cell-in-a-Box® technology has numerous advantages over encapsulation of cells with other materials, such as alginate. Since the Cell-in-a-Box® capsules are composed largely of cellulose, which is a bio-inert material in the human body, these capsules are robust and do not trigger any sort of immune or inflammatory response from the body. This allows them to remain intact for long periods of time in the body, all the while protecting the living cells inside them from immune system attack. In earlier clinical studies, these capsules and the cells inside them have not caused any immune or inflammatory responses like those seen with alginate-encapsulated cells.

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International Diabetes Consortium

We have established an international Diabetes Consortium (“Consortium”). The Consortium consists of world-renowned physicians and scientists from several countries around the globe, all of whom share the same goal of developing a therapy for Type 1 and insulin-dependent Type 2 diabetes.

In addition to our Chief Executive Officer, Chief Operating Officer, Chief Medical Officer and Chief Scientific Officer, the Consortium is made up of well-known physicians and scientists from leading Universities in Munich, Germany, Mannheim, Germany, Vienna, Austria, Barcelona, Spain, Copenhagen, Denmark and Sydney, Australia. It also includes members from the Karolinska Institute in Stockholm, Sweden, the Vorarlberg Institute for Vascular Investigation and Treatment in Feldkirch, Austria and Austrianova Pte. Ltd. in Singapore.

Cannabis Therapy

Cannabinoids

Numerous studies have demonstrated the anti-cancer effects of certain cannabinoids (constituents of Cannabis). Two of the most widely studied cannabinoids in this regard are tetrahydrocannabinol (“THC”) and cannabidiol (“CBD”). Cannabinoids are: (i) anti-proliferative (slowing tumor growth); (ii) anti-metastatic (slowing tumor spread); (iii) anti-angiogenic (slowing blood vessel penetration); and (iv) pro-apoptotic (initiating programed cell death). In in vitro and in vivo models, the anti-cancer effects of cannabinoids are broad. They have been shown to apply to lung, brain, thyroid, lymphoma, liver, skin, pancreatic, uterine, breast and prostate cancers. In a review of 51 scientific studies, it was demonstrated that cannabinoids have the ability to regulate cellular signaling pathways critical for cell growth and survival and could therefore be useful in the treatment of cancer.

As of June 2017, 29 states and the District of Columbia have approved the use of Cannabis for medical purposes. A plethora of medical marijuana companies have emerged. Most of them are involved in the production and distribution of Cannabis in its various forms, such as liquid extracts and pills, and Cannabis delivery systems, such as vapor pens. We believe we are one of the few who are focused on using cannabinoids for the treatment of specific diseases.

We have several major competitors developing Cannabis-based treatments for cancer. For example, GW Pharmaceuticals, PLC, has an approved cannabinoid product for the treatment of multiple sclerosis spasticity and is developing a product portfolio to treat a variety of illnesses, including glioblastoma (brain cancer). Cannabis Science, Inc. is developing topical cannabinoid treatments for basal and squamous cell skin cancers and Kaposi’s sarcoma and is exploring pre-clinical development of cannabinoid-based anti-cancer drugs in a collaborative agreement with the Dana Farber/Harvard Cancer Center. OWC Pharmaceutical Research Corp. is developing Cannabis-based products targeting a variety of indications and has a collaborative agreement with an academic medical center in Israel to study the effects of cannabinoids on multiple myeloma (a cancer of plasma cells). Cannabics Pharmaceuticals, Inc. is developing personalized anti-cancer and palliative Cannabis-based treatments aimed mainly at improving cachexia, anorexia syndrome and quality-of-life.

In contrast to the work being done by these companies, we plan to focus on developing specific therapies based on carefully chosen molecules rather than using complex Cannabis extracts. Our therapy will use the Cell-in-a-Box® technology in combination with genetically modified cell lines designed to activate cannabinoid molecules for the treatment of diseases and their related symptoms. Our initial target will be brain cancer – a very difficult-to-treat form of cancer.

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In May 2014, we entered into a Research Agreement with the University of Northern Colorado. The goal of the research is to develop methods for the identification, separation and quantification of constituents of Cannabis, some of which are prodrugs, that may be used in combination with the Cell-in-a-Box® technology to treat cancer. Studies have been undertaken using cannabinoids to identify the appropriate cell type that can convert the selected cannabinoid prodrugs into metabolites with anticancer activity. Once identified, the genetically modified cells which are expected to produce the appropriate enzyme to convert that cannabinoid prodrug will be encapsulated using the Cell-in-a-Box® technology. The encapsulated cells and cannabinoid prodrugs identified by these studies will then be combined and used for future studies to evaluate their anticancer effectiveness.

Corporate History

We were incorporated in 1996. In 2013, we restructured our operations to focus on biotechnology, having been a nutraceutical products company before then. The restructuring occurred so we could develop a unique, effective and safe way to treat cancer and diabetes. On January 6, 2015, we changed our name from “Nuvilex, Inc.” to “PharmaCyte Biotech, Inc.” to reflect the nature of our business.

Principal Executive Office

Our principal executive offices are located at 23046 Avenida de la Carlota, Suite 600, Laguna Hills, California 92653. Our website is located at www.pharmacyte.com, and our telephone number is (917) 595-2850. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement or part of the accompanying base prospectus. Our website address is included in this document as an inactive textual reference only.

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The Offering

Common stock offered by us pursuant to this prospectus supplement	Up to $25 million

Manner of offering	“At-the-market offering”, including by means of ordinary brokers' transactions at market prices or transactions structured as a public offering of a distinct block or blocks of the shares that may be made from time to time on the OTCQB or other market for our common stock in the United States through Aeon. Aeon will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between it and us. See the section entitled “Plan of Distribution” below.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes, which may include, but are not limited to, working capital and research and development expenditures. See the section entitled “Use of Proceeds” below.

Risk factors	See the “Risk Factors” sections beginning on page S-8 of this prospectus supplement and on page 7 of the accompanying base prospectus as well as the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

OTCQB symbol	PMCB

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider and evaluate the specific factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed on July 27, 2017, with the SEC, and any updates described in subsequent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of these known or unknown risks might cause you to lose all or part of your investment.

Risks Related to Our Planned Clinical Trial

Our plan to first pursue a Phase 2b clinical trial before a pivotal Phase 3 trial will likely result in additional costs to us and resultant delays in the FDA review process and any future commercialization and marketing, if regulatory approval is obtained.

Based on advice from our consulting oncologists, our Chief Medical Officer and our Advisory Board regarding our planned trial design, we have determined that the data contained in previous clinical trial reports are not enough to fully support a Phase 3 pivotal trial and therefore we are designing a Phase 2b clinical trial that, if successful, we believe will provide the information necessary for a successful Phase 3 pivotal trial. Therefore, our determination to first conduct a Phase 2b clinical trial before conducting a pivotal Phase 3 trial will likely result in additional costs to us and resultant delays in the regulatory review process and any future commercialization and marketing, if regulatory approval is obtained.

Risks Associated with this Offering

The common shares offered under this prospectus supplement and the accompanying base prospectus may be sold in “at-the-market” offerings, including by means of ordinary brokers' transactions at market prices or transactions structured as a public offering of a distinct block or blocks of shares, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, business development and research and development expenditures and acquisitions of new technologies or businesses. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of the maximum aggregate offering amount of $25 million of shares of our common stock at an assumed offering price of $0.071 per share, the last reported sale price of our common stock on the OTCQB on February 16, 2018, and after deducting estimated offering commissions payable by us, our net tangible book value as of October 31, 2017 would have been approximately $27.8 million, or $0.021 per share of common stock. This represents an immediate increase in the net tangible book value of $0.017 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $0.050 per share to new investors who purchase our common stock in the offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you may incur in connection with this offering.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

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Penny stock rules may have an adverse effect on us.

Our securities sold as part of financing provided to us are currently subject to “penny stock rules” that impose additional sales requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, the latter of which are generally people with assets more than $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with a spouse). For transactions covered by these rules, we and/or broker-dealers must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the “penny stock rules” require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock rules” may restrict the ability of broker-dealers to sell our securities. The foregoing required penny stock restrictions will not apply to our common stock if such securities maintain a market price of $5.00 or greater. Therefore, the challenge for us is that the market price of our common stock may not reach or remain at such a level.

Investors should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include, but are not limited to:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, leaving investors with losses.

Our executive officers are aware of these abuses that have occurred historically in the penny stock market. Although we are in no position to dictate the behavior of the market or of broker-dealers or others that may engage in such abuses, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our common stock.

The price of our common stock is volatile, which substantially increases the risk that our investors may not be able to sell their shares at or above the price that the investors have paid for their shares.

Because of the price volatility in our shares we have observed since its inception, investors in our common stock may not be able to sell their shares when they desire to do so at a price the investors desire to attain. The inability to sell securities in a rapidly declining market may substantially increase the risk of loss because the price of our common stock may suffer greater declines due to the historical price volatility of our shares. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•	Variations in our quarterly operating results;
•	Loss of a key relationship or failure to complete significant product candidate programs;
•	Additions or departures of key personnel; and
•	Price of the overall stock market

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In addition, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the performance of the underlying company. These market and industry factors may materially and adversely affect our share price, regardless of our performance or whether we meet our business objectives. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies’ common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a material adverse effect on us and the trading price of our common stock.

We have no plans to pay dividends in the foreseeable future, and investors may not expect a dividend as a return of or on any investment in us.

We have not paid dividends on our shares of common stock and do not anticipate paying such dividends in the foreseeable future.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents that we incorporate by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. In addition, we may make forward-looking statements in other documents filed with or furnished to the SEC, and our management and other representatives may make forward-looking statements orally or in writing to analysts, investors, representatives of the media and others.

Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts and include, but are not limited to, statements using terminology such as “can,” “may,” “could,” “should,” “assume,” “forecasts,” “believe,” “designated to,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “potential,” “position,” “predicts,” “strategy,” “guidance,” “intend,” “seek,” “budget,” “project” or “continue,” or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, forward-looking statements involve risks and uncertainties, and our actual results and the timing of certain events could differ materially from those discussed in forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and “About the Company” set forth in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference.

Accordingly, our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, and the following factors and risks:

•	we have a short operating history and a relatively new business model;
•	we have incurred significant losses since inception and currently have no commercial revenue and may never become profitable;
•	we will need additional capital to continue our business plans;
•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;
•	whether the FDA approves our IND once we submit it to the FDA so that we can commence our Phase 2b clinical trial involving locally advanced, inoperable non-metastatic pancreatic cancer;
•	the success and timing of our preclinical studies and clinical trials;
•	the potential that results of preclinical studies and clinical trials may indicate that any of our technologies and product candidates are unsafe or ineffective;
•	our dependence on third parties in the conduct of our preclinical studies and clinical trials;
•	the difficulties and expenses associated with obtaining and maintaining regulatory approval of our product candidates;
•	whether the FDA will approve our product candidates for marketing purposes;
•	our ability to obtain and maintain intellectual property protection for our technology and products;
•	whether we become involved in lawsuits to protect or enforce our patents or other intellectual property;
•	our ability to obtain licenses from third parties for certain intellectual property; and
•	the legalization in the United States of medical Cannabis.

S-11

You should read completely the prospectus supplement, the accompanying base prospectus and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying base prospectus are a part, with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and any document incorporated herein and therein by reference is accurate as of its date only. Because the risk factors referred to in this prospectus supplement and the accompanying base prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. Also, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all the information presented in this prospectus supplement, the accompanying base prospectus and any document incorporated herein and therein by reference, and particularly our forward-looking statements, by these cautionary statements.

S-12

USE OF PROCEEDS

After giving effect to the sale of the maximum number of shares of our common stock that are available under the accompanying base prospectus and this prospectus supplement, we estimate that the maximum potential net proceeds we will receive will be approximately $24 million, after deducting the agent’s fees and estimated offering expenses. However, we cannot guarantee if or when these net proceeds will be received. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the engagement letter with Aeon as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, working capital and research and development expenditures. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

S-13

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of October 31, 2017 was approximately $3.8 million, or approximately $0.004 per share of common stock based upon 973,167,811 million shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of October 31, 2017.

After giving effect to the sale of up to a maximum aggregate amount of $25 million of shares of our common stock at an assumed offering price of $0.071 per share, the last reported sale price of our common stock on the OTCQB on February 16, 2018, and after deducting estimated offering commissions payable by us, our net tangible book value as of October 31, 2017 would have been approximately $27.8 million, or approximately $0.021 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.017 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.018 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Assumed offering price per share	$0.071
Net tangible book value per share	$0.004
Increase in net tangible book value per share attributable to the offering	$0.017
As-adjusted net tangible book value per share after giving effect to the offering	$0.021
Dilution in net tangible book value per share to new investors	$0.050

The number of shares of our common stock to be outstanding immediately after this offering is based on 973,167,811 shares of our common stock outstanding as of October 31, 2017. The number of shares outstanding as of October 31, 2017 excludes:

•	53,072,437 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $0.12; and
•	86,250,000 shares issuable upon exercise of outstanding options with a weighted average exercise price of $0.12.

The foregoing table does not give effect to the exercise of any such outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

S-14

DIVIDEND POLICY

We have not paid and do not plan to pay cash dividends at this time. Our Board of Directors will decide any future payment of dividends, depending on our results of operations, financial condition, capital requirements and other relevant factors.

S-15

PLAN OF DISTRIBUTION

On February 22, 2018, we entered into an engagement agreement with Aeon under which we may issue and sell up to a maximum aggregate amount of $25 million of shares of our common stock from time to time through Aeon acting as our agent, subject to certain limitations, including the maximum offering amount of securities registered under the registration statement to which this prospectus supplement relates. The sales, if any, of shares made under the engagement agreement will be made by any method that is deemed an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including by means of ordinary brokers’ transactions at market prices, or in block transactions at market or discounted prices or as otherwise agreed by Aeon and us. We may instruct Aeon not to sell common stock if the sales cannot be made at or above the price designated by us from time to time. We may suspend the offering of common stock upon notice and subject to other conditions. As an agent, Aeon will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell common stock under the engagement agreement, we will notify Aeon of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Aeon, unless Aeon declines to accept the terms of the notice, Aeon has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Aeon under the engagement agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay Aeon commissions for its services in acting as our agent in the sale of common stock. Aeon will be entitled to compensation at a commission rate of up to 3% of the gross sales price per share sold in an “at the market” offering, and up to 7% of the gross sales price per share sold in offerings of distinct blocks of shares; provided, however, that the commission in connection with any offerings of distinct blocks of shares shall be reduced by 3% if we introduce the investor to Aeon. Additionally, in connection with any such offerings of distinct blocks of shares we will issue to Aeon, or its designee, warrants to purchase shares of our common stock in an amount equal to 5% of the amount of shares sold at an exercise price equal to the price per share at which shares of our common stock are sold in such block trade, which will expire five years after the date of issuance. In addition, we have agreed to reimburse certain expenses of Aeon in an amount not to exceed $10,000. We estimate that the total expenses for the offering, excluding compensation payable to Aeon under the terms of the sales agreement, will be approximately $75,000.

The following table sets forth, for illustrative purposes, the total commissions payable by us to Aeon based on specified aggregate offering amounts in “at the market” offerings:

Offering Amount	Commission
$1,000,000	$30,000
$2,000,000	$60,000
$3,000,000	$90,000

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Aeon in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Aeon may, and will with respect to sales made in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Aeon may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Aeon against certain civil liabilities, including liabilities under the Securities Act.

S-16

The offering pursuant to the engagement agreement will terminate upon the sale of all shares of common stock subject to the engagement agreement.

Aeon and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Aeon will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This is a brief summary of the material provisions of the engagement agreement and does not purport to be a complete statement of its terms and conditions. A copy of the original engagement agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on February 22, 2018.

S-17

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the offering will be passed upon for us by Pepper Hamilton LLP, New York, New York. Certain legal matters governed by Nevada law with respect to the validity of the offered securities will be passed upon for us by Pepper Hamilton LLP, Boston, Massachusetts. Aeon is being represented in connection with this offering by Ortoli Rosenstadt, LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended April 30, 2017 have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of all the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to Corporate Secretary, PharmaCyte Biotech, Inc., 23046 Avenida de la Carlota, Suite 600, Laguna Hills, California 92653 or visiting our website at http://www.pharmacyte.com. Our website is not a part of this prospectus supplement.

We are required to file annual and quarterly reports, current reports, proxy statements and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.pharmacyte.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.

Room 1580

Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

S-18

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the SEC on July 27, 2017;
•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2017 and October 31, 2017, filed with the SEC on September 13, 2017 and December 14, 2017, respectively; and
•	Our Current Reports on Form 8-K as filed on September 6, 2017, October 10, 2017 and February 22, 2018.

We also incorporate by reference into this prospectus supplement and accompanying base prospectus all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the initial filing date of the registration statement of which this prospectus supplement is a part and before the effectiveness of the registration statement; and (ii) until all of the common stock to which this prospectus supplement and the accompanying base prospectus relates has been sold or the offering is otherwise terminated. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus supplement.

S-19

Common Stock

PROSPECTUS SUPPLEMENT

Aeon Capital, Inc.

The date of this prospectus supplement is February 22, 2018

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-220441

PROSPECTUS

$50,000,000
PHARMACYTE BIOTECH, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may offer and sell, from time to time in one or more offerings, up to $50,000,000 of our common stock, preferred stock, debt securities, warrants and rights, or any combination of these securities, and/or units consisting of one or more of these securities. We may also offer common stock or preferred stock upon conversion of debt securities or exercise of warrants and common stock upon conversion of preferred stock. All of the securities listed above may be sold separately or as units with other securities.

This prospectus describes some of the general terms that may apply to these securities. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in one or more prospectus supplements. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

The prospectus supplement and any documents incorporated by reference may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read carefully this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, and any free writing prospectus before you invest. This prospectus may not be used to offer or sell our securities, unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is quoted on the OTCQB under the symbol “PMCB.” Each prospectus supplement will contain information, where applicable, as to our listing on any securities exchange of the securities covered by the prospectus supplement.

These securities may be sold by us directly to purchasers, through dealers or agents, or to or through underwriters, or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any Quarterly Report on Form 10-Q, as well as in any prospectus supplement or free writing prospectus related to these specific offerings.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required or related free writing prospectuses. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2017

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities described in this prospectus having a maximum aggregate offering price of $50,000,000 in one or more offerings. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement or information that is incorporated by reference into this prospectus that describes the specific amounts, prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, any related free writing prospectus as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

In this prospectus, unless otherwise indicated, the “Registrant,” “our company,” “we,” “us” or “our” refer to PharmaCyte Biotech, Inc., a Nevada corporation and its consolidated subsidiaries.

We have obtained a registered copyright for Cell-in-a-Box® in the United States. This prospectus contains references to our copyright. Solely for convenience, copyrights and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

THE OFFERING

This prospectus is part of a Registration Statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process we may sell any combination of:

•	common stock;

•	preferred stock;

•	debt securities, in one or more series;

•	warrants to purchase any of the securities listed above;

•	rights to purchase common stock, preferred stock or warrants; and/or

•	units consisting of one or more of the foregoing

in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

OUR COMPANY

Overview

We are a clinical stage biotechnology company focused on developing and preparing to commercialize cellular therapies for cancer and diabetes based upon a proprietary cellulose-based live cell encapsulation technology known as “Cell-in-a-Box®.” The Cell-in-a-Box® technology is intended to be used as a platform upon which therapies for several types of cancer, including locally advanced, non-metastatic inoperable pancreatic cancer, and diabetes will be developed.

We are developing therapies for pancreatic and other solid cancerous tumors by using the encapsulation of live cells which are surgically implanted at appropriate sites in the body to enable the delivery of a cancer-killing chemotherapy drug at the source of the cancer. We are also developing a therapy for Type 1 diabetes and insulin-dependent Type 2 diabetes based upon the encapsulation of a human cell line genetically engineered to produce, store and secrete insulin at levels in proportion to the levels of blood sugar in the human body using our Cell-in-a-Box® technology. In addition, we are examining ways to exploit the benefits of the Cell-in-a-Box® technology to develop therapies for cancer based upon the constituents of the Cannabis plant, known as “cannabinoids.”

Cancer Therapy

Targeted Chemotherapy

Our live-cell encapsulation technology consists of encapsulating different types of genetically modified living cells, depending on the disease being treated. For our leading product candidate, a therapy for pancreatic cancer, about 10,000 genetically modified live cells that produce an enzyme, which converts the chemotherapy prodrug ifosfamide into its cancer-killing form, are encapsulated in porous, pinhead-sized capsules using the Cell-in-a-Box® technology. In each patient to be treated, about 300 of these capsules will be surgically implanted in the blood supply as close to the pancreatic tumor as possible, and then one-third the normal dose of the chemotherapy prodrug ifosfamide is given to the patient intravenously. The prodrug is normally activated in the patient’s liver. By activating the prodrug near the tumor using the Cell-in-a-Box® capsules, our cellular therapy acts as a type of “artificial liver.” Using this “targeted chemotherapy” we are seeking to create an environment that enables optimal concentrations of the “cancer-killing” form of ifosfamide at the site of the tumor. Because the cancer-killing form of ifosfamide has a short half-life, we believe that by using this treatment approach, it results in little to no collateral damage to other organs in the body. We believe this treatment significantly reduces tumor size with no treatment-related side effects.

Pancreatic Cancer Therapy

A critical unmet medical need exists for patients with pancreatic cancer whose tumors are locally advanced, non-metastatic and inoperable but no longer respond to Abraxane® plus gemcitabine, the current standard of care for advanced pancreatic cancer. These patients have no effective treatment alternative once their tumors no longer respond to this combination therapy. Commonly used treatments for these types of patients include 5-fluorouracil (“5-FU”) or capecitabine (a prodrug of 5-FU) with or without radiation. However, such treatments are only marginally effective in treating the tumor and result in serious side effects. We are developing a therapy that we believe can serve as a “consolidation therapy” with Abraxane® plus gemcitabine that addresses the critical unmet medical need.

Subject to United States Food and Drug Administration (“FDA”) approval, we plan to commence a clinical trial involving locally advanced, inoperable non-metastatic pancreatic cancer (“LAPC”). We had a Pre-Investigational New Drug Application (“Pre-IND”) meeting with the Center for Biologics Evaluation and Research of the FDA (“CBER”) on January 17, 2017. At the Pre-IND meeting, the FDA communicated its agreement with certain aspects of our development plan, charged us with completing numerous tasks and provided us with the guidance we need to complete what we expect will be a successful IND process, although no assurance can be given whether the FDA will approve our IND once it is submitted. The proposed clinical trial is designed to show that our Cell-in-a-Box® plus low-dose ifosfamide therapy can serve as an effective and safe consolidation chemotherapy for patients whose tumors no longer respond after four to six months of therapy with Abraxane® plus gemcitabine. The trial will take place in the United States with possible study sites in Europe.

Malignant Ascites Fluid Therapy

We are also developing a therapy to delay the production and accumulation of malignant ascites fluid that results from many types of abdominal tumors. Malignant ascites fluid is secreted by such tumors into the abdomen after the tumors reach certain stages of growth. This fluid contains cancer cells that can seed and form new tumors throughout the abdomen. This fluid accumulates in the abdominal cavity, causing swelling of the abdomen, severe breathing difficulties and extreme pain.

Malignant ascites fluid must be surgically removed on a periodic basis. This is painful and costly. There is no therapy that prevents or delays the production and accumulation of malignant ascites fluid. We have been involved in a series of preclinical studies conducted by Translational Drug Development (“TD2”) to determine if the combination of Cell-in-a-Box® encapsulated cells plus ifosfamide can delay the production and accumulation of malignant ascites fluid. If the preclinical studies are successful and we receive approval to do so from the FDA, we plan to conduct a clinical trial in the United States. Also, we plan to have additional study sites in Europe if we receive approval to do so from the European Medicines Agency (“EMA”).

Diabetes Therapy

Diabetes

Diabetes is caused by insufficient availability of, or resistance to, insulin. Insulin is produced by the islet cells of the pancreas. Its function is to assist in the transport of sugar (glucose) in the blood to the inside of most types of cells in the body where it is used as a source of energy for those cells. In Type 1 diabetes the islet cells of the pancreas (the body’s insulin-producing cells) have been destroyed - usually by an autoimmune reaction. Type 1 diabetics require daily insulin administration through injection or by using an insulin pump. In Type 2 diabetes, the body does not use insulin properly. This means the body has become resistant to insulin. Type 2 diabetes can generally be controlled by diet and exercise in its early stages. As time goes by, it may be necessary to use antidiabetic drugs to control the disease. However, over time these too may lose their effectiveness. Thus, even Type 2 diabetics may become insulin-dependent.

Diabetes Epidemic

Diabetes is one of the largest health problems in the world. In its 2016 Global Report on Diabetes, the World Health Organization (“WHO”) estimated that, by the end of 2014, 422 million people worldwide had the disease – 314 million more than in 1980. Approximately 8.5% of adults worldwide have diabetes. Approximately $825 billion is spent annually in the treatment of diabetes and related healthcare. Nearly 30 million people in the United States have diabetes. Diabetes and prediabetes cost the United States more than $32 billion per year. The worldwide market for diabetes treatment drugs alone is over $70 billion.

Efforts to Cure Diabetes

In an attempt to “cure” Type 1 diabetes, replacement of damaged pancreatic beta islet cells has been attempted. This involves transplantation of the entire pancreas or of its beta islet insulin-producing cells. In 2000, islet cells from human cadavers were transplanted into insulin-dependent diabetics in a clinical trial. In this clinical trial involving seven patients in Edmonton, Canada, each patient remained insulin-independent for one year. But because of the high doses of immune-suppressive drugs that must accompany such transplantations (to avoid rejection of the transplanted islet cells), these patients were placed at a high risk of infection by bacteria, viruses and fungi and growth of cancerous tumors. The administration of these immunosuppressive drugs was necessary throughout the remaining lifespan of the patients in the trial. Unfortunately, these drugs are not only expensive but are associated with serious side effects that have required patients to cease treatment with them. Worldwide, less than 1,000 people with Type 1 diabetes are known to have been transplanted with pancreas islet cells from another human.

To avoid the use of islet cells from human donors, encapsulated islet cells from pigs have been used. This type of interspecies transplantation is known as xenotransplantation. Drug regulatory authorities have been reluctant to approve the use of such interspecies transplantations. In addition, other challenges with this approach include the potential for the body’s immune system to attack the transplanted cells. To protect the non-human cells from attack by the immune system of the human being, they have been encapsulated using forms of encapsulation technology that are different than the technology we use. In those studies, the transplanted islet cells from pigs were surrounded by a porous capsule, typically made of alginate - a derivative of seaweed.

Efforts to translate this concept into a viable treatment for Type 1 diabetes have been plagued by poor survival of the transplanted islet cells. The integrity of capsules composed of alginate has been shown to degrade over time. This degradation allows for immune system cells to attach to the transplanted pig islet cells and necessitates additional transplantations. Also, as the alginate “capsules” degrade, they themselves can elicit an immune response.

Different tubular and planar “chamber-type” immune-protective devices that contain islet cells are under development. Such devices are placed in the body where they can be retrieved and replaced if necessary. Tubular chambers have shown good biocompatibility, but they are subject to rupture, exposing the islets to immune system attack. They also require large numbers of islet cells. Planar chambers are more stable, but they can cause extensive foreign body reactions in the host resulting in fibrotic overgrowth of the chambers and thus transplant failure.

Among the most extensively researched immune-protective strategy is that which employs micro-capsules. They are relatively simple to manufacture, can be implanted into the body without major surgery and, depending on the nature of the encapsulation material, micro-encapsulated cells can be cryopreserved. Micro-encapsulated islet cells first appeared in 1994 when a diabetic patient, already receiving immunosuppressive drugs, was transplanted with these cells encapsulated in alginate and remained insulin-independent for 9 months. However, 22 years and numerous clinical trials later, there are still no publicly reported cases of long-term insulin-independence in non-immune-suppressed diabetic patients receiving encapsulated pancreatic islet transplants.

Bio-Artificial Pancreas for Diabetes

We plan to develop a therapy for Type 1 diabetes and insulin-dependent Type 2 diabetes. Our therapy involves encapsulation of human liver cells that have been genetically engineered to produce, store insulin and release insulin on demand at levels in proportion to the levels of blood sugar (glucose) in the human body. The encapsulation will be done using the Cell-in-a-Box® technology.

Austrianova Singapore Pte. Ltd. (“Austrianova”) has already successfully encapsulated live pig pancreas islet insulin-producing cells using the Cell-in-a-Box® technology and then implanted these encapsulated cells in diabetic rats. Soon after the capsules were implanted, the rats’ blood glucose levels normalized and remained normal throughout the study period of approximately six months. No immune system suppressing drugs were needed. Thus, the preclinical proof of principle for a bio-artificial pancreas has already been established using Cell-in-a-Box® capsules containing pig pancreas insulin-producing cells in a rat model of Type 1 diabetes.

We believe that encapsulating genetically engineered human cells using the Cell-in-a-Box® technology has numerous advantages over encapsulation of cells with other materials, such as alginate. Since the Cell-in-a-Box® capsules are composed largely of cellulose, which is a bio-inert material in the human body, these capsules are robust and do not trigger any sort of immune or inflammatory response from the body. This allows them to remain intact for long periods of time in the body, all the while protecting the living cells inside them from immune system attack. In earlier clinical studies, these capsules and the cells inside them have not caused any immune or inflammatory responses like those seen with alginate-encapsulated cells.

International Diabetes Consortium

We have established an international Diabetes Consortium (“Consortium”). The Consortium consists of world-renowned physicians and scientists from several countries around the globe, all of whom share the same goal of developing a therapy for Type 1 and insulin-dependent Type 2 diabetes.

In addition to our Chief Executive Officer, Chief Operating Officer, Chief Medical Officer and Chief Scientific Officer, the Consortium is made up of well-known physicians and scientists from leading Universities in Munich, Germany, Mannheim, Germany, Vienna, Austria, Barcelona, Spain, Copenhagen, Denmark and Sydney, Australia. It also includes members from the Karolinska Institute in Stockholm, Sweden, the Vorarlberg Institute for Vascular Investigation and Treatment (“VIVIT”) in Feldkirch, Austria and Austrianova in Singapore.

Dr. Eva Maria Brandtner, Head of the Bioencapsulation Unit at VIVIT, leads the Consortium and is our Director of Diabetes Program Development. Dr. Brandtner, who provides consulting services to us through our agreement with her employer, previously served as the Chief Scientist with Austrianova.

Cannabis Therapy

Cannabinoids

Numerous studies have demonstrated the anti-cancer effects of certain cannabinoids (constituents of Cannabis). Two of the most widely studied cannabinoids in this regard are tetrahydrocannabinol (“THC”) and cannabidiol (“CBD”). Cannabinoids are: (i) anti-proliferative (slowing tumor growth); (ii) anti-metastatic (slowing tumor spread); (iii) anti-angiogenic (slowing blood vessel penetration); and (iv) pro-apoptotic (initiating programed cell death). In in vitro and in vivo models, the anti-cancer effects of cannabinoids are broad. They have been shown to apply to lung, brain, thyroid, lymphoma, liver, skin, pancreatic, utererine, breast and prostate cancers. In a review of 51 scientific studies, it was demonstrated that cannabinoids have the ability to regulate cellular signaling pathways critical for cell growth and survival and could therefore be useful in the treatment of cancer.

As of June 2017, 29 states and the District of Columbia have approved the use of Cannabis for medical purposes. A plethora of medical marijuana companies have emerged. Most of them are involved in the production and distribution of Cannabis in its various forms, such as liquid extracts and pills, and Cannabis delivery systems, such as vapor pens. We believe we are one of the few who are focused on using cannabinoids for the treatment of specific diseases.

We have several major competitors developing Cannabis-based treatments for cancer. GW Pharmaceuticals, PLC, has an approved cannabinoid product for the treatment of multiple sclerosis spasticity and is developing a product portfolio to treat a variety of illnesses, including glioblastoma (brain cancer). Cannabis Science, Inc. is developing topical cannabinoid treatments for basal and squamous cell skin cancers and Kaposi’s sarcoma, and is exploring pre-clinical development of cannabinoid-based anti-cancer drugs in a collaborative agreement with the Dana Farber/Harvard Cancer Center. OWC Pharmaceutical Research Corp. is developing Cannabis-based products targeting a variety of indications and has a collaborative agreement with an academic medical center in Israel to study the effects of cannabinoids on multiple myeloma (a cancer of plasma cells). Cannabics Pharmaceuticals, Inc. is developing personalized anti-cancer and palliative Cannabis-based treatments aimed mainly at improving cachexia, anorexia syndrome and quality-of-life.

In contrast to the work being done by these companies, we plan to focus on developing specific therapies based on carefully chosen molecules rather than using complex Cannabis extracts. Our therapy will use the Cell-in-a-Box® technology in combination with genetically modified cell lines designed to activate Cannabinoid molecules for the treatment of diseases and their related symptoms. Our initial target will be brain cancer – a very difficult-to-treat form of cancer.

In May 2014, we entered a Research Agreement with the University of Northern Colorado. The goal of the research is to develop methods for the identification, separation and quantification of constituents of Cannabis, some of which are prodrugs, that may be used in combination with the Cell-in-a-Box® technology to treat cancer. Studies have been undertaken using cannabinoids to identify the appropriate cell type that can convert the selected cannabinoid prodrugs into metabolites with anticancer activity. Once identified, the genetically modified cells which are expected to produce the appropriate enzyme to convert that cannabinoid prodrug will be encapsulated using the Cell-in-a-Box® technology. The encapsulated cells and cannabinoid prodrugs identified by these studies will then be combined and used for future studies to evaluate their anticancer effectiveness.

Corporate History

We were incorporated in 1996. In 2013, we restructured our operations to focus on biotechnology, having been a nutraceutical products company before then. The restructuring occurred so we could develop a unique, effective and safe way to treat cancer and diabetes. On January 6, 2015, we changed our name from “Nuvilex, Inc.” to “PharmaCyte Biotech, Inc.” to reflect the nature of our business.

Principal Executive Office

Our principal executive offices are located at 23046 Avenida de la Carlota, Suite 600, Laguna Hills, CA 92653. Our website is located at www.pharmacyte.com, and our telephone number is (917) 595-2850. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider and evaluate the specific factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed on July 27, 2017, with the SEC, and any updates described in subsequent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of these known or unknown risks might cause you to lose all or part of your investment.

See also the statements contained under the heading “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. In addition, we may make forward-looking statements in other documents filed with or furnished to the SEC, and our management and other representatives may make forward-looking statements orally or in writing to analysts, investors, representatives of the media and others.

Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts and include, but are not limited to, statements using terminology such as “can,” “may,” “could,” “should,” “assume,” “forecasts,” “believe,” “designated to,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “potential,” “position,” “predicts,” “strategy,” “guidance,” “intend,” “seek,” “budget,” “project” or “continue,” or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, forward-looking statements involve risks and uncertainties and our actual results and the timing of certain events could differ materially from those discussed in forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and “About the Company” set forth in this prospectus and the documents incorporated herein by reference.

Accordingly, our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, and the following factors and risks:

•	we have a short operating history and a relatively new business model;

•	we have incurred significant losses since inception and currently have no commercial revenue and may never become profitable;

•	we will need additional capital to continue our business plans;

•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•	whether the FDA approves our Investigational New Drug Application (“IND”) once we submit it to the FDA so that we can commence our clinical trial involving locally advanced, inoperable non-metastatic cancer;

•	the success and timing of our preclinical studies and clinical trials;

•	the potential that results of preclinical studies and clinical trials may indicate that any of our technologies and product candidates are unsafe or ineffective;

•	our dependence on third parties in the conduct of our preclinical studies and clinical trials;

•	the difficulties and expenses associated with obtaining and maintaining regulatory approval of our product candidates;

•	whether the FDA will approve our product candidates for marketing purposes;

•	our ability to obtain and maintain intellectual property protection for our technology and products;

•	whether we become involved in lawsuits to protect or enforce our patents or other intellectual property;

•	our ability to obtain licenses from third parties for certain intellectual property; and

•	the legalization in the United States of medical Cannabis.

All forward-looking statements and risk factors included in this prospectus and the documents incorporated herein by reference are made as of the date hereof, based on information available to us as of such date, and we assume no obligations to update any forward-looking statement or risk factor, unless we are required to do so by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make updates with respect to other forward-looking statements or that we will make any further updates to those forward-looking statements at any future time.

Forward-looking statements may include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance, projections, business strategy and timing and likelihood of success. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Any of the assumptions underlying the forward-looking statements contained in this prospectus could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of such forward-looking statements will be realized. Based on the significant uncertainties inherent in these forward-looking statements, the inclusion of any such statement should not be regarded as a representation or as a guarantee by us that our objectives or plans will be achieved, and we caution you against relying on any of the forward-looking statements contained herein.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, business development and research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, regarding material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase any of the securities listed above;

•	rights to purchase common stock, preferred stock or warrants; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of September 5, 2017, our authorized capital stock consists of 1,490,000,000 shares of common stock, par value $0.0001 per share, of which 973,167,811 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 13,500 shares have been designated as "Series E Convertible Preferred Stock." There are no outstanding shares of preferred stock or Series E Convertible Preferred Stock as of September 5, 2017. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Each shareholder of our common stock is entitled to one vote for each share issued and outstanding held on all matters to be voted upon by the shareholders. Our shares of common stock have no preemptive, conversion, or redemption rights. Upon the sale of substantially all of our stock or assets or dissolution, liquidation or winding up, and after all liquidation preferences payable to any series of preferred stock entitled thereto have been satisfied, our remaining assets shall be distributed to all holders of common stock and any similarly situated stockholders who are not entitled to any liquidation preference or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders. All of our issued and outstanding shares of common stock are fully paid and non-assessable. Our articles of incorporation do not provide for cumulative voting in the election of directors. The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Our common stock is quoted and traded on the OTCQB under the symbol “PMCB.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Options and Warrants

As of September 5, 2017, we had stock options to purchase 85,750,000 shares of common stock and warrants to purchase 70,686,837 shares of common stock.

Preferred Stock

Our articles of incorporation, as amended and restated, provide that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock will have such powers, designations, preferences and relative participation or optional or other special rights and qualifications, limitations or restrictions as expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation, as amended and restated, and any certificates of designation that our board of directors may adopt. Before the issuance of shares of each series of preferred stock, the board of directors is required by the Nevada Revised Statutes and our articles of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Nevada. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Series E Convertible Preferred Stock

The Series E Convertible Preferred Stock have the following features:

•	The holders of Series E Convertible Preferred Stock are entitled to receive cash out of our assets before any amount is paid to the holders of any capital stock of any class junior in rank to the shares of Series E Convertible Preferred Stock;

•	Each share of Series E Convertible Preferred Stock is convertible, at the holder’s option, into shares of common stock at the average closing bid price of the common stock for five trading days prior to the conversion date;

•	We have the right, in our sole discretion, at any time 110 days after issuance of shares of Series E Convertible Preferred Stock, to redeem all of the shares of Series E Convertible Preferred Stock upon thirty days advance written notice at a redemption price equal to the par value of the shares of the Series E Convertible Preferred Stock; and

•	At every meeting of stockholders every holder of shares of Series E Convertible Preferred Stock is entitled to 50,000 votes for each share of Series E Convertible Preferred Stock with the same and identical voting rights as a holder of a share of common stock.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the Registration Statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act of 1939

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Outstanding Warrants

On January 21, 2014, we began the implementation of our “Warrant Conversion Program.” The program consists of offering every holder of Class A warrants the ability to exercise their Class A warrants, with an exercise price of $0.075 per share, into shares of common stock and an equal number of new Class D warrants, with an exercise price of $0.25 per warrant share. As of September 5, 2017, 18,755,200 Class A warrants had been converted for total cash proceeds of $1,380,720 and conversion of $25,920 of debt to an officer. We have also offered holders of our Class B warrants, with a conversion price of $0.12 per share, the same conversion terms. As of September 5, 2017, 2,318,000 Class B warrants had been exercised for total cash proceeds of $278,160. An aggregate of 18,755,200 Class D Warrants have been issued in under this program at an exercise price of $0.25 per share.

On September 1, 2014, we granted 854,308 Class B Warrants to purchase common stock as part of the Warrant Conversion Program. All 18,755,200 Class D Warrants expired on December 31, 2016. None were exercised.

On March 23, 2015, we granted 10,000,000 cashless warrants to acquire stock at an exercise price of $0.11 per share, which expire on March 23, 2020. On March 23, 2015, we granted 5,000,000 warrants to acquire stock at an exercise price of $0.11 per share. The warrants expired on December 31, 2015 without the warrants being exercised.

On January 7, 2016, we entered a Stock and Warrant Purchase Agreements with two investors and closed a private placement to them. Pursuant to the Stock and Warrant Purchase Agreements, we sold to the investors, in equal amounts, an aggregate of 17,000,000 shares of our unregistered common stock. We also sold to the investors, in equal amounts, unregistered warrants to purchase an additional total of 17,000,000 shares of our unregistered common stock, for $1,020,000 in aggregate gross proceeds. The terms of the Stock and Warrant Purchase Agreements for these warrants state the exercise price is $0.12 per share. The expiration date of these warrants is January 7, 2021. These warrants have a cashless exercise feature.

Effective January 1, 2017, we issued a warrant to purchase 769,231 shares based upon a block trade pursuant to the amended engagement agreement dated December 15, 2016 with our placement agent. The warrants have a cashless exercise feature.

Effective April 4, 2017, we issued a warrant to purchase 869,565 shares based upon a block trade pursuant to the amended engagement agreement dated December 15, 2016 with our placement agent. The warrants have a cashless exercise feature.

Effective May 24, 2017, we issued a warrant to purchase 833,333 shares based upon a block trade pursuant to the amended engagement agreement dated December 15, 2016 with our placement agent. These warrants have a cashless exercise feature.

Effective July 26, 2017, we issued a warrant to purchase 2,000,000 shares based upon a block trade pursuant to the amended engagement agreement dated December 15, 2016 with our placement agent. These warrants have a cashless exercise feature.

DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or a free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or a free writing prospectus may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the Registration Statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, unless an exemption from the qualification provisions is applicable. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;
•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	the terms of the subordination of any series of subordinated debt, if applicable;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
o incur additional indebtedness;
o issue additional securities;
o create liens;
o pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
o redeem capital stock;
o place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
o make investments or other restricted payments;
o sell or otherwise dispose of assets;
o enter into sale-leaseback transactions;
o engage in transactions with stockholders and affiliates;
o issue or sell stock of our subsidiaries; or
o effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the Registration Statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a lawsuit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and

•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar and any transfer agent, in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

RIGHTS

We may issue rights to purchase common stock, preferred stock or warrants that we may offer to our security holders in one or more series. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the title of the rights;

•	the securities for which the rights are exercisable;

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;

•	the extent to which the rights are transferable;

•	the exercise price;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•	the conditions to completion of the rights offering;

•	any applicable federal income tax considerations;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or warrants at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

We may determine to offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

UNITS

We may issue units consisting of one or more of the other securities described in this prospectus, in any prospectus supplement or a free writing prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement or free writing prospectus will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	through agents;

•	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on any national exchange or other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading as quoted on the OTCQB. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states, securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and has been met.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by Pepper Hamilton LLP, New York, New York. Certain legal matters governed by Nevada law with respect to the validity of certain of the offered securities will be passed upon for us by Pepper Hamilton, LLP, Boston, Massachusetts.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended April 30, 2017 have been so incorporated in reliance on the report of Armanino LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information about the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information that registrants file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at http:www.pharmacyte.com. Our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, except in each case the information contained in such document to the extent “furnished” and not “filed”:

•	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the SEC on July 27, 2017.

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2017, filed with the SEC on September 13, 2017.

•	Our Current Report on Form 8-K filed with the SEC on September 6, 2017.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the securities covered by this prospectus (including all such documents filed with the SEC after the date of the initial filing of the Registration Statement that contains this prospectus and prior to effectiveness of the Registration Statement or after such effectiveness), except in each case the information contained in such document to the extent “furnished” and not “filed.”

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing us at Corporate Secretary, PharmaCyte Biotech, Inc., 23046 Avenida de la Carlota, Suite 600, Laguna Hills, California 92653 or visiting our website at http://www.pharmacyte.com.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, any prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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